Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 2007, except for Note 14 as to which the date is April 11, 2007, in Amendment No. 7 to the Registration Statement (Form S-1) and related Prospectus of Sirtris Pharmaceuticals, Inc.

/s/ Ernst & Young LLP
Boston, Massachusetts May 17, 2007